UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2017

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2017, the Board of Directors of PPG Industries, Inc. (“PPG”) elected Gary R. Heminger as a director of PPG to serve in the class whose term expires at the Annual Meeting of Shareholders in 2019. The Board of Directors also appointed Mr. Heminger to the Audit Committee and the Nominating and Governance Committee. Mr. Heminger is Chairman and Chief Executive Officer of Marathon Petroleum Corporation and Chairman and Chief Executive Officer of MPLX GP, LLC.
As an independent director of PPG, Mr. Heminger will be entitled to receive compensation consistent with that of PPG’s other independent directors who are not employees of PPG, as described in PPG’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2017 under the caption “Compensation of Directors,” which portion of such proxy statement is incorporated herein by reference.
Mr. Heminger was not selected as a director of PPG pursuant to any arrangement or understanding between Mr. Heminger and any other person or entity.
A press release reporting Mr. Heminger’s election is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99	Press release of PPG Industries, Inc. dated July 20, 2017 regarding Mr. Heminger’s election.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: July 20, 2017	By:	/s/ Michael H. McGarry
Michael H. McGarry
Chairman and Chief Executive Officer